Exhibit 10.56

SSA Global Technologies, Inc.

500 W. Madison, Suite 1600

Chicago, Illinois 60661

November 17, 2004

General Atlantic Partners 76, L.P.

c/o General Atlantic Service Corporation

3 Pickwick Plaza

Greenwich, CT 06830

Reference is made to the Second Amended and Restated Promissory Note dated February 26, 2004, made by SSA Global Technologies, Inc. to General Atlantic Partners 76, LP. (the “Payee”) in the original principal amount of $30,295,718.90 (the “Note”). The Final Maturity Date (as defined therein) of the Note is November 15, 2005. SSA has requested that the Payee extend the Final Maturity Date to November 15, 2006. By your signature below, the Payee hereby agrees that the Final Maturity Date of the Note shall be extended to November 15, 2006.

This letter agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this letter agreement by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart. This letter agreement shall be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed within such state.

Very truly yours,

SSA GLOBAL TECHNOLOGIES, INC.

By:	/s/ Stephen Earhart
Name: Stephen Earhart
Title: EVP/CFO SSA

Acknowledged, accepted and agreed to:

GENERAL ATLANTIC PARTNERS 76, L.P.
By: General Atlantic Partners, LLC, its general partner

By:	/s/ Matthew Nimetz
Name: Matthew Nimetz
Title: Managing Member